UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 8, 2013

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive

Suffern, New York 10901

(Address of principal executive offices, including zip code)

(845) 369-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Armand Correia as Executive Vice President and Chief Financial Officer

As previously disclosed in the Current Report on Form 8-K filed by Ascena Retail Group, Inc. (the “Company”) with the Securities and Exchange Commission on March 13, 2012, on March 8, 2012, Armand Correia, the Executive Vice President and Chief Financial Officer of the Company, gave one-year’s advance notice to the Board of Directors of his retirement as Executive Vice President and Chief Financial Officer. Mr. Correia’s retirement will become effective on March 2, 2013, and he will serve in a transitional role until such date.

Appointment of Dirk A. Montgomery as Executive Vice President and Chief Financial Officer

On January 8, 2013, the Company issued a press release announcing the appointment of Dirk A. Montgomery to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of January 16, 2013. Mr. Montgomery is assuming the position that was held by Mr. Correia. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Montgomery, 49, served as the Executive Vice President and Chief Value Chain Officer of Bloomin’ Brands, Inc. (“Bloomin’ Brands”), a publicly-traded operator of leading restaurant brands in the U.S. and internationally, including Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse, since May 2012, and as an Executive Vice President of Bloomin’ Brands since January 1, 2012. He served as Chief Financial Officer of Bloomin’ Brands from November 2005 to May 2012 prior to assuming the role of Chief Value Chain Officer. From 2000 to 2004, Mr. Montgomery served as the Chief Financial Officer of Express, a subsidiary of Limited Brands, Inc.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Employment Offer Letter between Ascena Retail Group, Inc. and Dirk A. Montgomery.

99.1	Press Release of Ascena Retail Group, Inc. dated January 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: January 8, 2013	By:	/s/ Jay Levine
		Name:	Jay Levine
		Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)